PROMISSORY NOTE

$2,000,000                                                     January [ ], 2005
                                                          Pleasanton, California

      FOR VALUE RECEIVED, Calypte Biomedical Corporation, a Delaware corporation (the "Borrower") promises to pay to the order of Marr Technologies, B.V. ("MTBV" or the "Payee"), the principal amount of Two Million United States Dollars ($2,000,000.00) ("Principal"). The unpaid Principal due under this Note shall bear interest from the date hereof until paid, computed at a rate equivalent of 7.00% per annum (computed on the basis of a 360-day year and actual days elapsed). Any amount of Principal or interest which is unpaid on its due date shall bear interest from the due date until payment (as well after as before judgment) at a rate of 9.00% per annum.

      The  Principal  of this Note shall be payable in full upon the  earlier of
(i) the closing of [ ] on terms substantially equivalent to those described in the Senior Convertible Note Term Sheet attached hereto as Exhibit A, in which MTBV shall participate in an investment amount of at least $2,000,000, or, (ii) 31 March 2005 (the "Maturity Date"). All accrued interest on the entire unpaid principal shall likewise be due on the Maturity Date.

      Payment of the Principal and interest shall be made in lawful money of the United States in the form of a wire transfer of immediately available funds to an account specified by Payee or at such other place as Payee may from time to time direct in writing. Should the Maturity Date be determined on the basis of alternative (i) as described in the immediately preceding paragraph, Payee shall not be repaid the Principal on the Maturity Date but the Principal shall be regarded as having been invested by Payee in the first tranche of the above mentioned financing.

      No delay on the part of the Payee in exercising any right under this Note, or other undertaking securing or affecting this Note shall operate as a waiver of such right or any other right, nor shall any omission in exercising any right on the part of the Payee under this Note. In the event this Note is not paid when due, the Borrower shall pay all costs of collection, including, without limitation, reasonable attorneys' fees.

      All notices and other communications hereunder shall be in writing and shall be deemed received (1) upon receipt or refusal thereof, if delivered personally or via overnight courier service, or (2) upon receipt by the sender of transmission confirmation, if delivered via facsimile. Notice to either party hereto, if faxed or sent by overnight courier service, shall be to the following addresses:

      If to the Payee, to:                   If to the Borrower, to:

      Marr Technologies, BV                  Calypte Biomedical Corporation
      Strawinskylaan 1431                    5000 Hopyard Road, Suite 480
      1077XX Amsterdam                       Pleasanton, CA 94588
      Netherlands                            Attention: Executive Vice President
                                                and CFO
      Attention:  Christian Strik            Facsimile:  925-730-0146
      Facsimile:

Any party may change their address for notice by giving all other parties notice of such change pursuant to this paragraph.

      At the option of the Borrower, all or any portion of the Principal and accrued interest due on this Note may be otherwise prepaid without premium or penalty, the amount of the prepayment to be applied first to accrued interest and the remainder to any unpaid balance of Principal.

      This Note and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of the State of Delaware. All rights of Payee hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower shall bind its successors and assigns; provided, however, that this Note and the Borrower's obligations hereunder shall not be assignable by the Borrower without the prior written consent of Payee. The Borrower hereby waives presentment, demand, protest, notice of dishonor and/or protest, notice of nonpayment and all other notices and demands, and assents to the extension of the time of payment, forbearance or other indulgence, without notice.

      To induce Payee to accept this Note, the Borrower irrevocably agrees that, subject to Payee's sole and absolute election, all actions or proceedings, in any way, manner or respect, arising out of or from or related to this Note shall be litigated in courts having situs within the City of Wilmington, State of Delaware. The Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said City and State. The Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against the Borrower by Payee in accordance with this paragraph, and the Borrower hereby specifically waives any right to assert the doctrine of forum non conveniens.

      THE BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM, OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR  CONTROVERSY  IN CONNECTION  WITH OR RELATED TO
THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      All of Payee's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Payee of any partial payment made hereunder after the time when any of the Borrower's liabilities become due and payable will not establish a custom or waive any rights of Payee to enforce prompt payment hereof. Payee's failure to require strict performance by the Borrower of any provision of this Note shall not waive, affect or diminish any right of Payee thereafter to remain in strict compliance and performance herewith.

      IN WITNESS WHEREOF, Calypte Biomedical Corporation has executed and delivered this Promissory Note the day and year first written above.

                                         CALYPTE BIOMEDICAL CORPORATION


                                           By:
                                              --------------------------------
                                              Richard D. Brounstein
                                              Executive Vice President
                                                    and Chief Financial Officer

                          AMENDMENT TO PROMISSORY NOTE

      THIS AMENDMENT to Promissory Note (this "Amendment") is made as of March 30, 2005, by and between Calypte Biomedical Corporation, a Delaware corporation (the "Borrower"), and Marr Technologies, B.V. ("MTBV" or the "Payee"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Promissory Note referred to below.

      WHEREAS, the Borrower and the Payee are parties to a Promissory Note dated January 14, 2005 (the "Promissory Note");

      WHEREAS, pursuant to the terms of the Promissory Note, the Maturity Date is now 31 March 2005;

      WHEREAS, subsequent to the execution of the Promissory Note, the terms of the financing changed from those set forth on Term Sheet;

      WHEREAS, the parties desire to amend and modify the Promissory Note to change the definition of Maturity Date to extend the outside due date for payment of the Promissory Note.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Payee agree as follows:

1. The second paragraph of the Promissory Note is hereby amended and restated to read in its entirety as follows:

      "The  Principal  of this Note shall be payable in full upon the earlier of
(i) the closing of an 8% Convertible Note financing in which MTBV shall participate in an investment amount of at least $2,000,000, or (ii) 30 April 2005 (the "Maturity Date"). All accrued interest on the entire unpaid principal shall likewise be due on the Maturity Date."

2. Except for the amendments provided for herein, the Promissory Note shall remain unchanged and in full force and effect.

3. This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, but each of which together shall be deemed to be one and the same instrument.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                             CALYPTE BIOMEDICAL CORPORATION

                             By:
                                -----------------------------
                                Richard D. Brounstein, Executive Vice President and Chief Financial Officer


                             MARR TECHNOLOGIES, BV

                             By:
                                -----------------------------